Exhibit 10.4

PLACEMENT AGENCY AGREEMENT

December 28, 2023

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY 10105

Re:       DarioHealth Corp.

Ladies and Gentlemen:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Aegis Capital Corp., a New York corporation (“Aegis” or “Placement Agent”), a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), shall be engaged by DarioHealth Corp., a Delaware corporation (the “Company”) to act as exclusive Placement Agent in connection with the private placement (the “Offering”) of shares (“Shares”) of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). The Offering will consist of a minimum of 20,000 Shares ($20,000,000) (“Minimum Offering Amount”) and up to a maximum of 30,000 Shares ($30,000,000) (“Maximum Offering Amount”) which shall be offered on a “reasonable efforts, all or none” basis as to the Minimum Offering Amount and a “reasonable efforts” basis for all amounts in excess of the Minimum Offering Amount. In the event the Offering is oversubscribed, the Company and Placement Agent may, in their mutual discretion, have Company sell up to 10,000 additional Shares for an additional aggregate purchase price of $10,000,000 (the “Overallotment”). For purposes hereof, this Agreement shall also cover and the term “Shares” shall include to the potential issuance and sale of another series of convertible preferred stock of the Company, with identical rights and preferences as the Series C Preferred Stock being sold in the Offering (except for voting provisions) and which may be sold to certain persons due to concerns relating to beneficial ownership limitations, as well as additional sub-series of Series C Preferred Stock which may be sold at closings subsequent to the First Closing (as hereinafter defined).

The purchase price for the Shares will be $1,000 per Share (the “Offering Price”), with a minimum investment of $100,000; provided, however, that subscriptions for lesser amounts may be accepted in the Company’s and Placement Agent’s joint discretion. The Placement Agent shall accept subscriptions only from persons or entities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares will be offered until the earlier of (i) the termination of the Offering as provided herein, (ii) the time that all Shares offered in the Offering are sold or (iii) January 31, 2024, subject to extension at the mutual agreement of the Company and the Placement Agent to a date no later than February 28, 2024 (the “Offering Period”). The date on which the Offering expires or is terminated shall be referred to as the “Termination Date.”

With respect to the Offering, the Company shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the Shares being offered. Purchases of Shares may be made by the Placement Agent and its officers, directors, employees and affiliates. All such purchases, together with purchases by officers, directors, employees and affiliates of the Company, shall be included in calculations as to whether the Minimum Offering Amount, Maximum Offering Amount or Overallotment has been sold in the Offering. The Company, in its sole discretion, may accept or reject, in whole or in part, any prospective investment in the Shares. Notwithstanding anything to the contrary set forth herein, it is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company and the Placement Agent shall mutually agree with respect to allotting any prospective subscriber less than the number of Shares that such subscriber desires to purchase.

The Offering will be made by the Company solely pursuant to the Disclosure Materials (as defined below), which at all times will be in form and substance reasonably acceptable to the Company, the Placement Agent and their respective counsel and contain such legends and other information as Company, the Placement Agent and their respective counsel, may, from time to time, deem necessary or desirable to be set forth therein. “Disclosure Materials” as used in this Agreement means that certain Securities Purchase Agreement, inclusive of all exhibits and all amendments, supplements, and appendices thereto (the “Purchase Agreement”). Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Purchase Agreement.

1.    Appointment of Placement Agent. On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is appointed as exclusive placement agent for the Company during the Offering Period to assist the Company in finding qualified subscribers for the Offering. The Placement Agent may sell Shares through other broker-dealers who are FINRA members, as well as through foreign finders pursuant to applicable FINRA rules, and may reallow all or a portion of the Agent Compensation (as defined in Section 3(b) below) it receives to such other broker-dealers or foreign finders. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner and to use its reasonable efforts to assist the Company in (A) finding subscribers of Shares who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D, and (B) completing the Offering. The Placement Agent has no obligation to purchase any of the Shares. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

2.    Representations, Warranties and Covenants of the Company. Except as set forth in the Disclosure Materials or the SEC Reports (as defined herein), the representations and warranties of the Company contained in this Section 2 are true and correct as of the date of this Agreement.

(a)   The Disclosure Materials have been diligently prepared by the Company, in conformity with all applicable laws and the requirements of all other rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Shares are to be offered and sold. The Shares will be offered and sold pursuant to the registration exemptions provided by Regulation D and Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Shares are being offered for sale. To the extent that the Shares are offered in jurisdictions outside of the United States, the Company shall ensure that such Shares will be offered and sold in compliance with all applicable laws that govern private securities offerings in the applicable country and in all local jurisdictions in which such Shares are offered. None of the Company, its affiliates, or any person acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D. The Company has not, for a period of six months prior to the commencement of the offering of Shares, sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Shares pursuant to this Agreement and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Shares pursuant to this Agreement in the United States. For purposes of this Agreement, "to the Company’s knowledge" or similar phrases means the actual knowledge of either of Erez Raphael or Zvi Ben-David of a fact or matter after making reasonable inquiry.

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(b)    The Disclosure Materials do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of the Company, none of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed to the Placement Agent in writing and of which the Company is aware which materially adversely affects or could materially adversely affect the business prospects, financial condition, operations, property or affairs of the Company.

(c)    Except for the compensation set forth in this Agreement and described in Section 5.19 of the Purchase Agreement, the Company is not obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify the Placement Agent from any such claim made by any other person as more fully set forth in Section 8 hereof.

(d)    The Company has all requisite corporate power and authority to (i) enter into and perform its obligations under this Agreement and (ii) issue, sell and deliver the Shares, the Agent Warrants and the shares of common stock, par value $0.0001 of the Company (“Common Stock”) issuable upon conversion of the Shares and exercise of the Agent Warrants (as defined in Section 3(b)) (collectively, the “Conversion Shares”). This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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(e)      The Company, as well as all Company Related Persons (as defined below) are not subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Related Person is subject to a Disqualification Event. The Disclosure Materials contain a true and complete description of the matters required to be disclosed with respect to the Company and the Company Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Company Related Persons” means any predecessor of the Company, any affiliated Company, any director, executive officer, other officer of the Company participating in the Offering, any general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with the Company in any capacity. The Company agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to any Company Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Related Person.

(f)       To the best knowledge of the Company, neither the sale of the Shares by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. To the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(g)      For the benefit of the Placement Agent, the Company hereby incorporates by reference all of the representations and warranties as set forth in Section 3.1 of the Purchase Agreement with the same force and effect as if specifically set forth herein.

2A. Representations, Warranties and Covenants of Placement Agent. The Placement Agent represents and warrants to Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)    Aegis is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

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(b)   This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(c)   The Placement Agent is a member in good standing of FINRA and is registered as a broker-dealer under the Exchange Act, and under the securities acts of each state into which it is making offers or sales of the Shares. The Placement Agent is in compliance with all applicable rules and regulations of the SEC and FINRA, except to the extent that such noncompliance would not have a material adverse effect on the transactions contemplated hereby. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing (other than Company or its affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it.

(d)   None of the execution and delivery of or performance by the Placement Agent under this Agreement or any other agreement or document entered into by the Placement Agent in connection herewith or the consummation of the transactions herein or therein contemplated conflicts with or violates, any agreement or other instrument to which the Placement Agent is a party or by which its assets may be bound, or any term of its certificate of incorporation or by-laws, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to Placement Agent or any of its assets, except in each case as would not have a material adverse effect on the transactions contemplated hereby.

(e)   Neither Placement Agent nor any Placement Agent Related Persons (as defined below) are subject to any Disqualification Event. Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person is subject to a Disqualification Event. The Disclosure Materials contains a true and complete description of the matters required to be disclosed with respect to Placement Agent and Placement Agent Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Placement Agent Related Persons” means any director, general partner, managing member, executive officer, or other officer of Placement Agent participating in the Offering. Placement Agent agrees to promptly notify the Company in writing of (i) any Disqualification Event relating to any Placement Agent Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person.

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3.    Placement Agent Compensation.

(a)   In connection with the Offering, the Company will pay to the Placement Agent at each Closing (as defined in Section 4(e) below) a cash fee (the “Agent Cash Fee”) equal to 10% of the gross proceeds from the sale of the Shares consummated at such Closing, provided, however, that the Agent Cash Fee shall be 5% with respect to sales of Shares that are sold to Company-sourced investors.

(b)   As additional compensation, at or within ten (10) business days following the Final Closing, the Company will issue to the Placement Agent (or its designee(s)) for nominal consideration, a five-year warrants (the “Agent Warrants”) to purchase such number of shares of the Company’s Common Stock as is equal to 13.0% of the shares of Common Stock initially issuable upon conversion of the Shares sold at each closing in this Offering (the “Agent Warrant Shares”) at an exercise price equal to the consolidated closing bid price of the shares of Common Stock as quoted on the Nasdaq Capital Market on the date of the applicable closing of the Offering (in compliance with Nasdaq rules) (the Agent Cash Fee and Agent Warrants are sometimes referred to herein collectively as “Agent Compensation”). Notwithstanding the foregoing the Agent Warrant coverage shall equal ten percent (10%) with respect to any Shares sold to Company-sourced investors. The Agent Warrants will be exercisable on a “cashless” basis and for the five-year period following issuance. The Agent Warrants will be in such authorized denominations and will be registered in such names as the Placement Agent shall request in an instruction letter (the “Agent Warrant Instruction Letter”) to be delivered to the Company promptly following the Final Closing and the Company shall deliver such Agent Warrants to the Placement Agent within ten (10) business days following the delivery of the Agent Warrant Instruction Letter.

(c)   At each Closing, the Company will pay Aegis a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Shares sold at such Closing, provided that such expense allowance shall be one and a half percent (1.5%) with respect to the sale of Shares sold to any Company-sourced investors (the “Agent Expense Allowance”). The Agent Expense Allowance payable at the First Closing shall be reduced by the $25,000 advance paid to Aegis previously. The Placement Agent will not bear any of the Company’s legal, accounting, printing or other expenses in connection with any transaction contemplated hereby. Aegis will pay for its own expenses, including all its legal fees and expenses, from the Agent Expense Allowance.

(d)   Notwithstanding anything contained herein to the contrary, the Agent Compensation or the Agent Expense Allowance on purchases of Series C Preferred by (i) any investors introduced by Twill Inc. or (ii) Nantahala Capital Management, LLC or its related entities.

(e)   The Company shall also pay and issue to the Placement Agent the Agent Compensation calculated according to the percentages set forth in Sections 3(a) and (b) of this Agreement, if any person or entity introduced by the Placement Agent (for clarification, excluding Company-sourced investors) and with whom the Placement Agent has discussions regarding a potential investment in the Offering invests in the Company (other than through open market purchases or securities purchased in any underwritten public offering) irrespective of whether such potential investor purchased Shares in the Private Placement (the “Tail Investors”) at any time prior to the earlier of the date that is 12 months after the Termination Date or the Final Closing (“Tail Period”), whichever is applicable. The names of Tail Investors shall be provided in writing by the Placement Agent to the Company upon written request within fifteen (15) business days following the Termination Date or the Final Closing, as the case may be (the “Tail Investor List”). The Company acknowledges and agrees that the Tail Investor List, except for any Company-sourced investors on such Tail Investor List, is proprietary to the Placement Agent, shall be maintained in strict confidence by the Company and those persons/entities on such list shall not be contacted by the Company without the Placement Agent’s prior written consent; provided, however, that such restrictions shall not apply to ordinary course shareholder communications by the Company to its shareholders, including those Tail Investors that are shareholders of the Company.

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4.     Subscription and Closing Procedures.

(a)    The Company shall cause to be delivered to the Placement Agent copies of the Disclosure Materials, consents to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes Placement Agent and its agents and employees to use the Disclosure Materials in connection with the offering of the Shares until the earlier of (i) the Termination Date or (ii) the Final Closing. No person or entity is or will be authorized to give any information or make any representations other than those contained in the Disclosure Materials or to use any offering materials other than those contained in the Disclosure Materials in connection with the sale of the Shares.

(b)    During the Offering Period, the Company shall make available to the Placement Agent and its representatives such information as may be reasonably requested in making a reasonable investigation of the Company Group and their respective affairs and shall provide access to such employees during normal business hours as shall be reasonably requested by the Placement Agent.

(c)    Each prospective purchaser will be required to complete and execute an original signature pages to the Subscription Agreement (the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof, together with the subscriber’s wire transfer in the full amount of the purchase price for the number of Shares desired to be purchased, subject to the Escrow Agent’s (as defined below) right to accept a check in lieu of a wire transfer.

(d)    All funds for subscriptions received by the Placement Agent from the Offering (not otherwise wired directly to the Escrow Agent) will be promptly forwarded by the Placement Agent and deposited into a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Continental Stock Transfer & Trust Company, New York, New York (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”). The Company will pay all fees related to the establishment and maintenance of the Escrow Account and comply with procedures required by the Escrow Agent. The Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing, the Company will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Placement Agent, on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions.

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(e)   If subscriptions for at least the Minimum Offering Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the First Closing shall be held promptly with respect to Shares sold. Thereafter remaining Shares will continue to be offered and sold until the Termination Date and additional closings (each a “Closing”) may from time to time be conducted at times mutually agreed to by the Placement Agent and the Company with respect to additional Shares sold, with the final closing (“Final Closing”) to occur within ten (10) days after the earlier of the Termination Date and the date on which the all Shares has been fully subscribed for. Delivery of payment for the accepted subscriptions for Shares from funds held in the Escrow Account will be made at each Closing against delivery of the Shares by the Company. The Shares will be issued to the investors in the Offering in book entry format at each Closing.

(f)     If Subscription Documents for at least the Minimum Offering Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Shares will be sold, and pursuant to the terms of the Escrow Agreement, the Escrow Agent will, at the Company’s and the Placement Agent’s written direction, cause all monies received from subscribers for the Shares to be promptly returned to such subscribers without interest, penalty, expense or deduction and the Placement Agent and Company will promptly cooperate to accomplish the foregoing, including providing Escrow Agent with any requested written instructions in such regard.

5.    Further Covenants. The Company hereby covenants and agrees that:

(a)   Except upon prior written notice to the Placement Agent, the Company shall not, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b)    If, at any time prior to the Final Closing, any event shall occur that causes a Company Material Adverse Effect or otherwise which as a result it becomes necessary to amend or supplement the Disclosure Materials so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Disclosure Materials to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request for delivery by the Placement Agent to potential subscribers. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Disclosure Materials of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Disclosure Materials, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

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(c)   The Company shall comply with the Act, the Exchange Act and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s blue sky counsel has advised the Placement Agent that the Shares are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Shares, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all reports on Form D as are required.

(d)   The Company shall use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and Company will make or cause to be made such applications and furnish information as may be required for such purposes, provided that Company will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.

(e)   The Company shall place a legend on the certificates representing the Shares and the Agent Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f)     The Company shall apply the net proceeds from the sale of the Shares for the purposes substantially as described in the Disclosure Materials. Except as set forth in the Disclosure Materials, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business), directors or shareholders of the Company without the prior written consent of the Placement Agent.

(g)    During the Offering Period, the Company shall afford each prospective purchaser of Shares the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Disclosure Materials to the extent the Company possesses such information or can acquire it without unreasonable expense. In addition, to the extent that any purchaser of Shares has inquiries concerning any of the business or operations of any member of the Company Group, the Company shall use reasonable best efforts to ensure that officers of such members are made available to respond to such inquiries.

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(h)     Except upon obtaining the prior written consent of Aegis, which consent shall not be unreasonably withheld, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Disclosure Materials (i) engage in or commit to engage in any transaction outside the ordinary course of business, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities; provided, that the Company shall be permitted to issue stock options and/or restricted stock to officers, advisors, directors and employees of the Company pursuant to its existing equity incentive plan as described in the SEC Reports, (ii) incur, outside of the ordinary course of business, any material indebtedness, (iii) dispose of any material assets, (iv) make any acquisition (except to the extent specifically referenced in the Disclosure Materials) or (v) change its business or operations.

(i)      The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Shares and the Agent Warrants and will also pay its own expenses for accounting fees, legal fees and other costs involved with the Offering. All blue sky filings related to this Offering shall be prepared by the Company’s counsel, at the Company’s expense, with copies of all filings to be promptly forwarded to the Placement Agent. Further, as promptly as practicable after the Final Closing, the Company shall prepare, at its own expense, velobound “closing binders” relating to the Offering and will distribute one such binder to each of the Placement Agent and its counsel.

(j)      Until the earlier of the Termination Date or the Final Closing, the Company will not, nor will any person or entity acting on Company’s behalf, negotiate with any other placement agent or underwriter with respect to a private or public offering of such entity’s debt or equity securities. Neither the Company nor anyone acting on the Company’s behalf will, until the earlier of the Termination Date or the Final Closing, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for any securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person.

5A.   Placement Agent Further Covenants. The Placement Agent shall not, at any time during the Offering Period, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date). Offers and sales of the Shares by the Placement Agent will be made in accordance with this Agreement and in compliance with the provisions of Regulation D, Regulation S, if applicable, and the Securities Act.

6.   Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)    Each of the representations and warranties made in this Agreement by the Company qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

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(b)     The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by the Company at or before the Closing.

(c)     The Disclosure Materials shall not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)     The Company shall have obtained all consents, waivers and approvals required to be obtained by such parties in connection with the consummation of the transactions contemplated hereby.

(e)     No order suspending the use of the Disclosure Materials or enjoining the Offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to Company’s knowledge, threatened.

(f)      The Placement Agent shall have received a certificate of an officer of the Company, dated as of the date of such Closing, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c), (d) and (e) above.

(g)     Prior to the First Closing, the Company shall have delivered to the Placement Agent: (i) a certified charter document and good standing certificate for the Company and each Subsidiary, each dated as of a date within ten (10) days prior to the First Closing from the secretary of state of its jurisdiction of incorporation or formation, as applicable, and (ii) resolutions of the Company’s board of directors approving this Agreement and the transactions and agreements contemplated by this Agreement, certified by the Chief Executive Officer of the Company.

(h)     At each Closing, the Company shall pay and/or issue to the Placement Agent the Agent Cash Fee and Agent Expense Allowance earned in such Closing.

(i)      At each Closing, the Company shall deliver to the Placement Agent a signed opinion of Sullivan & Worcester, counsel to the Company, dated as of each such Closing Date, in a form reasonably acceptable to the Placement Agent and consistent with prior financings that Dario has consummated with the Placement Agent.

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(j)      Prior to the First Closing, the Company shall provide evidence of the filing of the Certificate of Designation on the Series C Preferred Stock with the State of Delaware.

(k)     All proceedings taken at or prior to any Closing in connection with the authorization, issuance and sale of the Shares will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents and certificates as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(l)      At each Closing, the Company shall provide irrevocable instructions to its transfer agent to issue into treasury shares, and reserve for future and automatic issuance upon the requested conversion of the Shares by any holder, such number of shares of Common Stock issuable upon the conversion of the Shares sold in such Closing.

7.     Conditions of Company’s Obligations. The obligations of the Company hereunder to effect a Closing are subject to the fulfillment, at or before such Closing, of the following additional conditions or subject to the waiver of such condition or conditions by the Company:

(a)     Each of the representations and warranties made in this Agreement by the Placement Agent qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Placement Agent not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)     The Placement Agent shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it at or before the Closing.

(c)     The Company shall have received a certificate of an officer of the Placement Agent, dated as of the Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a) and (b) above.

(d)     No order suspending the use of the Disclosure Materials or enjoining the Offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Company’s knowledge, be contemplated or threatened.

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8.    Indemnification.

(a)    The Company will: (i) indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents (including subagents and selected dealers) and each person, if any, who controls the Placement Agent within the meaning of the Section 15 of the Act or Section 20(a) of the Exchange Act (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject under the Act or otherwise, in connection with the offer and sale of the Shares, insofar as such losses, claims, damages, liabilities or expenses arise out of or relate to a breach of any representation, warranty or covenant made by the Company herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted primarily and directly from (A) an untrue statement or alleged untrue statement of a material fact made in the Disclosure Materials, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the Disclosure Materials, (B) any violations by the Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company or any of its affiliates, or (C) the Placement Agent’s willful misconduct or gross negligence. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, other than fees due to the Placement Agent. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have.

(b)    Aegis will indemnify and hold harmless the Company and its officers, directors, and each person, if any, who controls such entity within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against, and pay or reimburse any such person for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Company or by any third party, but only to the extent that such losses, claims, damages or liabilities are finally judicially determined to have resulted primarily from or as a result of (i) any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Materials made in reliance upon and in conformity with information contained in the Disclosure Materials relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the Disclosure Materials or (ii) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Issuer, the Operating Company or any of their respective affiliates, the Placement Agent’s willful misconduct or gross negligence. The Placement Agent will reimburse the Company, the Company and any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements are in addition to any liability which the Placement Agent may otherwise have. Notwithstanding the foregoing, in no event shall the Placement Agent’s indemnification obligation hereunder exceed the aggregate amount of the Agent Cash Fees actually received by the Placement Agent hereunder.

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(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

9.      Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Agent Cash Fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

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10.    Termination.

(a)    The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in the Disclosure Materials shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Transaction Documents; (iii) there shall occur any event that could reasonably be expected to result in a Company Material Adverse Effect or (iv) the Placement Agent determines that it is reasonably likely that any of the conditions to Closing set forth herein will not, or cannot, be satisfied. In the event of any such termination by the Placement Agent pursuant to the above, the Placement Agent shall be entitled to retain any Agent Compensation already earned (if any, at such point in time) and receive from the Company, within five (5) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal the sum of $75,000 if such termination occurs prior to the First Closing (the “Termination Amount”) upon presentation of a written accounting in reasonable detail, reimbursement of Placement Agent’s reasonable and actual out-of-pocket expenses related to the Offering in excess of the $25,000 previously paid, including but not limited to fees and expenses of its legal counsel (not to exceed $75,000) and due diligence related expenditures (the “PA Expense Reimbursement”) and the provisions of Section 3(d) shall survive in full force and effect.

(b)    This Offering may be terminated by the Company at any time prior to the expiration of the Offering Period on account of the Placement Agent’s fraud, willful misconduct or gross negligence. In the event of any such termination pursuant to this Section 10(b), the Placement Agent shall not be entitled to any further compensation pursuant to these termination provisions.

(c)     [Reserved]

(d)    This Offering may be terminated upon mutual agreement of the Company and the Placement Agent, at any time prior to the expiration of the Offering Period. In addition, upon the expiration of the Offering Period, the Offering shall terminate without any further action of the parties hereto. If the Offering is terminated pursuant to this Section 10(d), then in cases in which no Closing had been theretofore consummated, the Company’s sole obligation to the Placement Agent shall be the PA Expense Reimbursement which shall be paid within five (5) business days of such termination.

(e)   Before any termination by the Placement Agent under Section 10(a) or by the Company under Section 10(b) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering, which shall set forth the specific grounds for the proposed termination (the “Termination Notice”). If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have ten (10) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(f)   Upon any termination pursuant to this Section 10, the parties to this Agreement will promptly instruct Escrow Agent to cause all monies received with respect to the subscriptions for Shares not closed upon to be promptly returned to such subscribers without interest, penalty or deduction.

11.   Survival.

(a)   The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder. In addition, the provisions of 8 through 16 shall survive the sale of the Shares or any termination of the Offering hereunder and the provisions of Sections 3(d) shall survive the sale of the Shares or any termination of the Offering (other than a termination under Section 10(b).

(b)   The respective indemnities, covenants, representations, warranties and other statements of Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Shares or any termination of the Offering hereunder for a period of two (2) years from the earlier to occur of the Final Closing or the termination of the Offering.

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12.  Notices. All notices and other communications hereunder, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by email and shall be deemed given when so delivered or e-mailed, or if mailed, ten days after such mailing as follows: Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, New York 10105, Attention: Adam Stern email: Adam@sternaegis.com, with a copy to: Littman Krooks LLP, 1325 Avenue of the Americas, 15th Floor,, New York, New York 10019, Attention: Steven D. Uslaner, Esq., email: suslaner@littmankrooks.com, and if sent to the Company, to: DarioHealth Corp., 18 W. 18th Street, New York, NY 10011, Attention: Erez Raphael, CEO, email: Erez@Mydario.com, with a copy to: Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, Attn: Ron Ben-Bassat, Esq., email: rbenbassat@sullivanlaw.com.

13.   Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York. THE PARTIES AGREE THAT ANY DISPUTE, CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR VALIDITY HEREOF, ANY ALLEGED BREACH OF THIS AGREEMENT OR THE ENGAGEMENT CONTEMPLATED HEREBY (ANY OF THE FOREGOING, A “CLAIM”) SHALL BE SUBMITTED TO THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (“JAMS”), OR ITS SUCCESSOR, IN NEW YORK, FOR FINAL AND BINDING ARBITRATION IN FRONT OF A PANEL OF THREE ARBITRATORS WITH JAMS IN NEW YORK, NEW YORK UNDER THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES (WITH EACH OF THE PLACEMENT AGENT AND THE COMPANY CHOOSING ONE ARBITRATOR, AND THE CHOSEN ARBITRATORS CHOOSING THE THIRD ARBITRATOR).  THE ARBITRATORS SHALL, IN THEIR AWARD, ALLOCATE ALL OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY, AGAINST THE PARTY WHO DID NOT PREVAIL.  THE AWARD IN THE ARBITRATION SHALL BE FINAL AND BINDING.  THE ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SEC. 1-16, AND THE JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.  THE COMPANY AND THE PLACEMENT AGENT AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT TO ENFORCE AN AWARD IN ARBITRATION.

14.            Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

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15.            Entire Agreement; Severability. This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16.            Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[Signatures on following page.]

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If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

DARIOHEALTH CORP.

By:	/s/ Erez Raphael

Erez Raphael
Chief Executive Officer

Accepted and agreed to this

28th day of December 2023:

AEGIS CAPITAL CORP.

By:	/s/ Adam K. Stern
Adam K. Stern
Head of Private Equity Banking